Exhibit 99.1

Global Blood Therapeutics Appoints Scott Morrison to Board of Directors

SOUTH SAN FRANCISCO, Calif. - January 4, 2016 - Global Blood Therapeutics, Inc. (GBT) (NASDAQ: GBT), a biopharmaceutical company developing novel therapeutics for the treatment of grievous blood-based disorders with significant unmet needs, today announced the appointment of Scott Morrison, who brings 35 years of financial experience helping life sciences companies excel from start-up, through initial product launch, to global expansion.
“Scott Morrison is a well-respected industry leader who has successfully guided numerous life science companies through the opportunities and challenges faced at every stage of development,” said Ted W. Love, M.D., chief executive officer of GBT. “We look forward to being able to benefit from his strong financial acumen and general knowledge of the biotech community as we continue to move our proprietary product portfolio forward.”
Mr. Morrison served as Ernst & Young’s U.S. Life Sciences Leader since 2002 (retired December 2015). He has worked on hundreds of public and private financings, including more than 40 IPOs and 100 follow-on offerings and is considered a recognized expert in the M&A arena. Mr. Morrison served on the boards of the Bay Area Bioscience Center (BayBio), the Biotechnology Institute, the Biotechnology Industry Organization (BIO) ECS Board and the California Life Sciences Foundation. He has also co-authored several annual reports on the industry. He graduated from the University of California, Berkeley and is a Certified Public Accountant (inactive).
About Global Blood Therapeutics
Global Blood Therapeutics, Inc. (GBT) is a clinical-stage biopharmaceutical company dedicated to discovering, developing, and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need. GBT is developing its initial product candidate, GBT440, as an oral, once-daily therapy for sickle cell disease (SCD) and is currently evaluating GBT440 in both healthy subjects and SCD patients in a randomized, placebo-controlled, double-blind Phase 1/2 clinical trial. In addition to GBT440 for the treatment of SCD, GBT is engaged in research and development activities targeted toward hypoxemic pulmonary disorders, including idiopathic pulmonary fibrosis (IPF) and acute respiratory distress syndrome (ARDS), as well as hereditary angioedema (HAE). To learn more, please visit: www.globalbloodtx.com.

Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend these forward-looking statements, including statements regarding the therapeutic potential of GBT440 and its ability to serve as a mechanism-based and disease-modifying treatment for SCD, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that the data observed in our Phase 1/2 clinical trial to date may not be consistent with data generated in subsequent cohorts of patients at longer durations of exposure and that drug-related adverse events may be observed in later stages of the trial, along with those risks set forth in the prospectus for our initial public offering of common stock that was filed with the U.S. Securities and Exchange Commission (the "SEC") on August 12, 2015, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the SEC. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Joey Fleury (investors)
BrewLife
415-946-1090
investor@globalbloodtx.com

Ryan Flinn (media)
BrewLife
415-946-1059
media@globalbloodtx.com

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